As filed with the Securities and Exchange Commission on July 24, 2002

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933


                                STERLING BANCORP
             (Exact name of registrant as specified in its charter)


New York                                                13-2565216
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)


                                650 Fifth Avenue
                            New York, New York 10019
                                 (212) 757-3300
          (Address and telephone number of Principal Executive Offices)


                                Sterling Bancorp
                              Stock Incentive Plan
                            (Full title of the plan)

                                 John W. Tietjen
                     Executive Vice President, Treasurer and
                             Chief Financial Officer
                                Sterling Bancorp
                                650 Fifth Avenue
                            New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 757-3300
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             Michael J. Segal, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000


         (COVER CONTINUED ON NEXT PAGE)
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
                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING        AMOUNT OF
        SECURITIES TO BE REGISTERED             REGISTERED          PER SHARE (2)             PRICE (2)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 Par Value (including        400,000 (1)       $29.27                    $11,708,000.00           $1,078.00
associated and attached rights to purchase
shares of capital stock under the Company's
Shareholder Protection Rights Agreement
dated as of May 21, 1998)
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents additional shares of common stock ("Common Stock") issuable pursuant to the Sterling Bancorp Stock Incentive Plan. This registration statement also relates to such indeterminate number of additional shares of Common Stock of Sterling Bancorp (the "Company") as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

(2) Estimated solely for calculating the amount of the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") based upon the average of the high and low sales prices of the registrant's Common Stock as reported by the New York Stock Exchange on July 22, 2002.

                                  INTRODUCTION




                  We are filing this registration statement for the purpose of registering, in accordance with General Instruction E of Form S-8, an additional 400,000 shares of Common Stock, par value $1.00 per share, issuable under the Sterling Bancorp Stock Incentive Plan (the "Incentive Plan").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

1.       The Company's Annual Report on Form 10-K for the year ended December
31, 2001;

2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

3. The Company' Registration Statement on Form S-8 (File No. 333-72294) dated October 26, 2001.

4. The Company's Registration Statement on Form S-8 (File No. 333-63665) dated September 18, 1998; and

5. The Company's Registration Statement on Form S-8 (File No. 333-27473) dated May 20, 1997.

         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registrations statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registrations statement.

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                                                                               4


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Jerrold Gilbert, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, is an employee of the Company and participates in the Incentive Plan and other benefit plans established by the Company. Mr. Gilbert holds options to purchase 73,283 shares of common stock of the Company, with attached and associated rights.


Item 8.  EXHIBITS

Exhibit      Document

5.1      --       Opinion of Jerrold Gilbert, Esq. as to the validity of the shares to be issued.

23.1     --       Consent of KPMG LLP.

23.2     --       Consent of Jerrold Gilbert, Esq. (contained in Exhibit 5.1).

24       --       Power of Attorney (reference is made to the signature page).

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 24, 2002.

                                   STERLING BANCORP


                                   By:  /s/ Louis J. Cappelli
                                        ---------------------------------------
                                        Name:   Louis J. Cappelli
                                        Title:  Chairman of the Board and
                                                Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Louis J. Cappelli and John C. Millman or any one of them, to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Under the requirements of the Securities Act, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                              TITLE                           DATE
         ---------                              -----                           ----
/s/ Louis J. Cappelli                   Chairman of the Board, Chief            July 24, 2002
-----------------------------           Executive Officer
Louis J. Cappelli                       And Director
                                        (principal executive officer)


/s/ John C. Millman                     President and Director                  July 24, 2002
-----------------------------
John C. Millman

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                                                                               6


         SIGNATURE                              TITLE                           DATE
         ---------                              -----                           ----
/s/ John W. Tietjen                     Executive Vice President,               July 24, 2002
-----------------------------           Treasurer and Chief
John W. Tietjen                         Financial Officer
                                        (principal financial officer)


/s/ Joseph M. Adamko                    Vice Chairman of the Board and          July 24, 2002
-----------------------------           Director
Joseph M. Adamko


/s/ Robert Abrams                       Director                                July 24, 2002
-----------------------------
Robert Abrams


/s/ Walter Feldesman                    Director                                July 24, 2002
-----------------------------
Walter Feldesman


                                        Director
-----------------------------
Allan F. Hershfield


/s/ Henry J. Humphreys                  Director                                July 24, 2002
-----------------------------
Henry J. Humphreys


                                        Director
-----------------------------
Eugene T. Rossides


/s/ Joseph Cicero                       Senior Vice President and               July 24, 2002
-----------------------------           Controller
Joseph Cicero                           (controller)